LICENSE AGREEMENT


This Agreement, effective as of the 1st day of October 2005, by and between Ameriprise Financial, Inc. (hereinafter called "Licensor"), a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and each of the Corporations and Trusts listed in Schedule A (individually called "Licensee," and collectively the "Licensees"), whose principal place of business is located at 901 Marquette Avenue South, Suite 2810, Minneapolis, Minnesota 55402-3268;

WHEREAS, Licensor is the licensor of the trade names, trademarks and service marks ("Marks") and any corresponding registrations and applications thereof listed on Schedule B; and

WHEREAS, each Licensee wishes to use certain of Licensor's Marks;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1.  GRANT OF LICENSE

Licensor grants to each Licensee a limited, nonexclusive, nontransferable license to use the Marks solely, as a component of the name of each respective fund listed in Schedule A, in the name of any series of related shares, and in connection with advertising or other communications regarding Licensees' funds; and each Licensee accepts the license subject to Licensor's right to add to or delete from Schedule B upon thirty (30) days written notice, as well as the following terms and conditions.

2.   LICENSORSHIP OF MARKS

As between the parties, each Licensee acknowledges and agrees that the Marks are owned by Licensor, and agrees that it will do nothing inconsistent with such ownership, and agrees to assist Licensor in recording this Agreement with appropriate government authorities. Each Licensee agrees that nothing in this license shall give Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with this license.

3.  QUALITY STANDARDS

The Licensor and each Licensee agree that in the conduct of its respective business and activities and its rendering of services under such marks it shall adhere to the highest ethical and business standards in the mutual funds field and shall do nothing to bring disrepute to, nor to in any manner damage, the Marks listed on Schedule B, nor any associated good will.

4.  FORM OF USE

Each Licensee agrees to use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Licensor, and not to use any other trademark or service mark in combination with any of the Marks without prior written approval of Licensor.

5.  TERMINATION

Licensor shall have the right to terminate this Agreement on ninety (90) days written notice to a Licensee.

6.  EFFECT OF TERMINATION

Upon termination of this Agreement, each Licensee will be entitled to continue using the Marks until it has obtained shareholder approval to change its corporate name, but in no event shall continued use exceed ninety (90) days after termination of this Agreement. After such time, Licensee will cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, and to destroy or supplement all printed materials bearing any of the Marks. Licensee agrees that all rights in the Marks and the goodwill connected therewith shall remain the property of Licensor.

7.  INTERPRETATION OF AGREEMENT

It is agreed that this Agreement may be interpreted according to the laws of the State of Minnesota, United States of America.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


LICENSOR:                                                  LICENSEES:
Ameriprise Financial, Inc.
200 Ameriprise Financial Center                      AXP Dimensions Series, Inc.
Minneapolis, Minnesota 55474                         AXP Growth Series, Inc.
                                                     AXP Variable Portfolio - Investment Series, Inc.


By: /s/ Kim M. Sharan
    ---------------------
        Kim M. Sharan
        Executive Vice President
        Chief Marketing Officer

                                                     By: /s/ Leslie L. Ogg
                                                        --------------------------------
                                                             Leslie L. Ogg
                                                             Vice President and General Counsel

                                   SCHEDULE A

FUND NAMES
============================================================
Retail Funds:
------------------------------------------------------------
AXP Dimensions Series, Inc.
------------------------------------------------------------
AXP Growth Series, Inc.
------------------------------------------------------------
Variable Portfolio Funds:
------------------------------------------------------------
AXP Variable Portfolio - Investment Series, Inc.
------------------------------------------------------------

                                   SCHEDULE B


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Trademarks & Service Marks                    Registration No.
--------------------------------------------- ----------------------------------
NEW DIMENSIONS FUND                           2,327,973
============================================= ==================================